NUCRYST PHARMACEUTICALS CORP	+

☐	Interim Financial Statements Mark this box if you would like to receive Interim Financial Statements by mail.	☐	Annual Report Mark this box if you would like to receive the Annual Report by mail.
If you would like to receive either interim financial statements and/or the annual report, please make your selection above.
Computershare will use the information collected solely for the mailing of such financial statements. You may view Computershare’s Privacy Code at www.computershare.com/privacy or by requesting that we mail you a copy.

Name

Apt.	Street Number	Street Name

City			Prov. / State	Postal Code / Zip Code

■	NPCQ	9 N I T E	+

9NITE03	NPCQ.BEN_IA_NPE.E.3294.PULLS/000001/000001/i

0ENNPP

Place Stamp Here
Computershare
100 University Ave. 9th Floor
Toronto ON M5J 2Y1